UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF EARLIEST REPORTED EVENT - FEBRUARY 21, 2006


                                 MANCHESTER INC.
             (Exact name of Registrant as specified in its charter)



            NEVADA                  333-102740                98-0380409
            ------                  ----------                -----------
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)


                          100 Crescent Court, 7th Floor
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                                 (866) 230-1805
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |   Written communications pursuant to Rule 425 under the Securities Act

| |   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.


Manchester, Inc. (the "Company") has appointed Mr. Richard D. Gaines, Esq., to the Board of Directors in addition to his position as Corporate Secretary. In addition, Mr. Paul Minichiello has resigned as a director and officer. Mr. Norman R. Thoennes, CPA, has agreed to become a director and CEO as soon as adequate directors and officers insurance is in place. In the interim, Mr. Thoennes will continue to act as a consultant to the Company and assist it in its effort to acquire and expand "Buy-Here Pay-Here" auto dealers. Manchester, Inc. is completing the appropriate insurance applications and expects to submit them shortly.


Mr. Gaines has been engaged in the private practice of law under the name of Richard D. Gaines & Associates, P.C. since 1986. From 1973 to 1985, he was an Associate and Partner (1975 to 1985) in the New York office of Fenwick & West. He received his B.A. from the University of Michigan in 1966 and his J.D. from Harvard Law School in 1969. He has experience and expertise in contract litigation of all types, stock holder appraisal action, securities litigation under Rule 10b 5; employee terminations, dealer terminations, discrimination litigation of various types, unfair competition, sex and race discrimination cases and arbitration proceedings involving some of the above types of claims. In addition, he has experience and expertise in mergers and acquisitions of public and private companies, private placements of debt and equity, general and limited partnership agreements, leveraged buyouts, divestitures of facilities and divisions, financings, trademark licensing and the licensing of other intellectual property; advising with respect to, and structuring, distributor networks for manufacturing and wholesale companies; advising on all phases of corporate activities, including employment agreements, personnel related problems, pension and profit sharing plans.


Mr. Thoennes is a senior financial executive with extensive experience in building strong accounting, treasury, tax and internal audit departments for multiple diversified corporations. His strong management, communication and presentation skills have given him a successful track record in large conglomerates and medium and small organizations establishing banking relationships and working closely with the outside investment community. He has a strong background in financial planning and forecasting, as well as internal and external financial reporting and GAAP accounting. Mr. Thoennes has successfully streamlined and restructured corporate operations and information systems, resulting in significant annual cost savings. Among his former positions, he was CFO of Hill Development Corporation in Dallas, a $200 million land development and holding company and a subsidiary of Hunt Petroleum Corporation, from 2001-2004. Prior to that, he spent 10 years at Davoil, a $300M holding company with principal interests in oil and gas, as Vice President-Controller and Information Systems, where he directed the Company's worldwide internal audit function and developed, coordinated, and managed all domestic and international annual, strategic, and tax planning functions. There, he demonstrated an excellent knowledge of GAAP accounting and SEC reporting requirements.




                                      # # #

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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MANCHESTER INC.
Dated:            February 27, 2006


                                              By: /s/ Richard D. Gaines
                                                  ------------------------------
                                                  Name:   Richard D. Gaines
                                                  Title:  Secretary




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